Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm
ENDURANCE REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
PEMBROKE, Bermuda — May 2, 2011 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported a net loss of $87.4 million and $2.25 per diluted common share for the first quarter of 2011 versus net income of $55.8 million and $0.91 per diluted common share for the first quarter of 2010.
Operating highlights for the quarter ended March 31, 2011 were as follows:
•	Net premiums written of $798.9 million, an increase of 13.6% over the same period in 2010;
•	Combined ratio of 139.3%, which included 12.7 percentage points of favorable prior year loss reserve development and 48.4 percentage points of catastrophe losses related to the earthquakes in New Zealand and Japan, and the Australian floods;
•	Net investment income of $52.5 million, a decrease of $4.0 million from the same period in 2010;
•	Operating loss, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $96.6 million and $2.47 per fully diluted common share;
•	Operating loss on average common equity for the quarter of 4.1%; and
•	Book value per diluted common share of $51.52, down 2.3% from December 31, 2010.
David Cash, Chief Executive Officer, commented, “Our first quarter results were impacted by the exceptional frequency and severity of global catastrophe losses that occurred. I am pleased with Endurance’s performance through these events, as our losses were within our expectations and tolerances for these types of events, a testament to the quality of our underwriting and risk management.”
Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended March 31, 2011 were as follows:
•	Net premiums written of $432.3 million, an increase of 23.9% from the first quarter of 2010;
•	Combined ratio of 93.5%, an increase of 1.8 percentage points from the first quarter of 2010; and
•	Favorable prior year loss reserve development of 21.3 percentage points during the current period, compared to 12.1 percentage points of favorable prior year loss reserve development in the first quarter of 2010.
The increase of $83.4 million in net premiums written in the Insurance segment in the first quarter of 2011 compared to the first quarter of 2010 was predominantly due to growth in the agriculture line of business driven by agriculture commodity prices that were significantly higher than a year ago. Within the other Insurance segment lines of business, modest growth in the casualty and professional lines of business was partially offset by modest declines in the property and healthcare lines of business.

The increase in the Insurance segment combined ratio for the quarter ended March 31, 2011 compared to the same period in 2010 was driven by higher net loss and general and administrative expense ratios, partially offset by a lower acquisition expense ratio. The increase in the net loss ratio was driven by higher expected current year losses in the agriculture line of business from winter wheat as growing conditions were less favorable than a year ago and from fire and winter storm losses in the property line of business. These increases were partially offset by higher levels of favorable prior year reserve development, principally in the agriculture line of business. The general and administrative expense ratio increased compared to the same period a year ago from reduced expense reimbursements in the agriculture line of business and due to increased staffing to support recently added lines of business. The current period’s acquisition expense ratio improved over the prior period largely due to increased agriculture net premiums earned, which incurs lower acquisition expenses.
The Insurance segment’s combined ratio in the first quarter of 2011 benefited from $34.6 million, or 21.3 percentage points of favorable prior year loss reserve development, compared to $17.7 million, or 12.1 percentage points, for the same period a year ago. Favorable loss reserve development emerged in the first quarter of 2011 in all of the Insurance segment’s lines of business as claims have not materialized as originally estimated.
Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended March 31, 2011 were as follows:
•	Net premiums written of $366.6 million, an increase of 3.6% from the first quarter of 2010;
•	Combined ratio of 173.1%, an increase of 72.0 percentage points from the first quarter of 2010; and
•	Favorable prior year loss reserve development of 6.4 percentage points during the current period, compared to 9.5 percentage points of favorable prior year loss reserve development in the first quarter of 2010.
The $12.6 million increase in net premiums written in the Reinsurance segment during the first quarter of 2011 over the first quarter of 2010 resulted primarily from growth in the catastrophe, property and casualty lines of business. The growth in catastrophe net premiums written was largely attributable to the renewal of business related to the Glacier Re transaction entered into in September 2010. Within the property and casualty lines of business, growth was driven by increases in participation on some renewals and a small number of newly written specialty casualty treaties. Partially offsetting this growth was a decline in net premiums written within the surety and other line of business from reduced participations on certain renewal contracts and from several large contracts that were not renewed due to competitive market conditions.
The combined ratio in the Reinsurance segment for the current period increased compared to the same period in 2010 due to a higher net loss ratio which included 84.1 points of catastrophe losses related to the earthquakes in New Zealand and Japan and the Queensland floods in Australia, compared to 29.6 points of catastrophe losses in the first quarter of 2010 and higher levels of IBNR reserves for short tailed lines given the higher frequency of catastrophe events in the first quarter of 2011.
Investments
Endurance’s net investment income decreased 7.0% or $4.0 million for the quarter ended March 31, 2011 compared to the same period in 2010. During the first quarter of 2011, Endurance’s net investment income included gains of $13.8 million on its other investments, which include alternative investment and high yield loan funds, as compared to gains of $17.0 million in the first quarter of 2010. Investment income generated from Endurance’s fixed maturity investments declined by $1.3 million for the three months ended March 31, 2011 compared to the same period in 2010. This decline resulted from lower reinvestment rates over the past 12 months driven by lower market yields, partially offset by higher average investment portfolio balances. The ending book yield on Endurance’s fixed maturity investments at March 31, 2011 was 3.25%, up from 3.13% as of December 31, 2010 but below the book yield of 3.33% at March 31, 2010.

At March 31, 2011, the composition of Endurance’s investment portfolio was 83.3% in fixed maturity securities, 8.8% in cash and cash equivalents, 0.8% in short term investments, 6.7% in other investments and 0.4% in equities. Endurance’s fixed maturity portfolio had an average credit quality of AA and a duration of 2.44 years. Endurance’s available for sale portfolio was in an unrealized gain position of $121.4 million at March 31, 2011, a reduction of $8.4 million from December 31, 2010. Endurance recorded net realized and unrealized investment gains, including impairment losses recognized in earnings, of $2.1 million during the first quarter of 2011 compared to net realized and unrealized investment gains of $2.7 million during the same period in 2010.
Endurance ended the first quarter of 2011 with cash and invested assets of $6.0 billion, which represents a 2.7% decrease from December 31, 2010. Net operating cash flow was $181.3 million for the quarter ended March 31, 2011 versus $127.7 million for the same period in 2010.
Capitalization and Shareholders’ Equity
At March 31, 2011, Endurance’s shareholders’ equity was $2.41 billion or $51.52 per diluted common share versus $2.85 billion or $52.74 per diluted common share at December 31, 2010.
On January 28, 2011, Endurance repurchased 7,143,056 ordinary shares and options to purchase an additional 10,000 ordinary shares held by two affiliated funds of Perry Corp., which was a founding shareholder of Endurance. The aggregate repurchase price for the ordinary shares and the options was $321.5 million. Including the repurchase of ordinary shares and options from Perry Corp., Endurance repurchased 7.6 million of its common shares and share equivalents for an aggregate repurchase price of $340.8 million during the three months ended March 31, 2011.
Earnings Call
Endurance will host a conference call on May 3, 2011 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 300-2318 or (719) 325-2391 (international) and entering pass code: 7725143. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 17, 2011 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 7725143.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the first quarter of 2011 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating (loss) income, operating return on average common equity, operating (loss) income per diluted common share, operating (loss) income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers’ compensation and professional lines of insurance and property, catastrophe, casualty, agriculture, aerospace and marine, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2010.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	March 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$568,770	$609,852
Fixed maturity investments, available for sale, at fair value	5,014,226	5,116,702
Short term investments, available for sale, at fair value	48,186	70,444
Equity securities, available for sale, at fair value	25,333	13,565
Other investments	401,450	376,652
Premiums receivable, net	1,049,129	827,609
Deferred acquisition costs	178,486	154,484
Securities lending collateral	72,657	59,886
Prepaid reinsurance premiums	248,275	107,977
Reinsurance recoverable	340,908	319,349
Accrued investment income	29,164	32,934
Goodwill and intangible assets	189,501	181,954
Deferred tax assets	49,370	33,684
Receivable on pending investment sales	128,867	602
Other assets	71,859	73,711

Total Assets	$8,416,181	$7,979,405

Liabilities
Reserve for losses and loss expenses	$3,566,198	$3,319,927
Reserve for unearned premiums	1,398,610	842,154
Net deposit liabilities	32,768	32,505
Securities lending payable	72,657	59,886
Reinsurance balances payable	143,305	228,860
Debt	528,569	528,411
Payable on pending investment purchases	164,744	—
Other liabilities	101,066	119,509

Total Liabilities	6,007,917	5,131,252

Shareholders’ Equity
Preferred shares
Series A, non-cumulative — 8,000,000 issued and outstanding (2010 — 8,000,000)	8,000	8,000
Common shares
40,325,476 issued and outstanding (2010 — 47,218,468)	40,325	47,218
Additional paid-in capital	289,920	613,915
Accumulated other comprehensive income	132,806	138,571
Retained earnings	1,937,213	2,040,449

Total Shareholders’ Equity	2,408,264	2,848,153

Total Liabilities and Shareholders’ Equity	$8,416,181	$7,979,405

Book Value per Common Share
Dilutive common shares outstanding	42,861,452	50,210,614
Diluted book value per common share[a]	$51.52	$52.74

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2010, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended
	March 31,	March 31,
	2011	2010
Revenues
Gross premiums written	$1,000,358	$818,869

Net premiums written	$798,872	$702,942
Change in unearned premiums	(416,039)	(337,753)

Net premiums earned	382,833	365,189
Other underwriting (loss) income	(1,069)	295
Net investment income	52,501	56,479
Net realized and unrealized investment gains	3,775	3,544

Total other-than-temporary impairment losses	(1,256)	(769)
Portion of loss recognized in accumulated other comprehensive income	(391)	(92)

Net impairment losses recognized in earnings	(1,647)	(861)

Total revenues	436,393	424,646

Expenses
Losses and loss expenses	401,853	232,597
Acquisition expenses	65,618	63,944
General and administrative expenses	65,961	58,965
Amortization of intangibles	2,798	2,588
Net foreign exchange (gains) losses	(6,918)	5,971
Interest expense	9,054	7,608

Total expenses	538,366	371,673

(Loss) Income before income taxes	(101,973)	52,973
Income tax benefit	14,556	2,816

Net (loss) income	(87,417)	55,789

Preferred dividends	(3,875)	(3,875)

Net (loss) income (attributable) available to common and participating common shareholders	$(91,292)	$51,914

Per share data
Basic (loss) earnings per common share	$(2.25)	$0.95

Diluted (loss) earnings per common share	$(2.25)	$0.91

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	For the quarter ended March 31, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$625,831	$374,527	$1,000,358
Ceded premiums written	(193,535)	(7,951)	(201,486)

Net premiums written	432,296	366,576	798,872

Net premiums earned	162,492	220,341	382,833
Other underwriting loss	—	(1,069)	(1,069)

Total underwriting revenues	162,492	219,272	381,764

Expenses
Net losses and loss expenses	98,836	303,017	401,853
Acquisition expenses	16,308	49,310	65,618
General and administrative expenses	36,806	29,155	65,961

	151,950	381,482	533,432

Underwriting income (loss)	$10,542	$(162,210)	$(151,668)

Net loss ratio	60.8%	137.5%	105.0%
Acquisition expense ratio	10.0%	22.4%	17.1%
General and administrative expense ratio	22.7%	13.2%	17.2%

Combined ratio	93.5%	173.1%	139.3%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	For the quarter ended March 31, 2010
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$464,341	$354,528	$818,869
Ceded premiums written	(115,400)	(527)	(115,927)

Net premiums written	348,941	354,001	702,942

Net premiums earned	145,676	219,513	365,189
Other underwriting (loss) income	(2)	297	295

Total underwriting revenues	145,674	219,810	365,484

Expenses
Net losses and loss expenses	86,084	146,513	232,597
Acquisition expenses	17,426	46,518	63,944
General and administrative expenses	30,121	28,844	58,965

	133,631	221,875	355,506

Underwriting income (loss)	$12,043	$(2,065)	$9,978

Net loss ratio	59.0%	66.8%	63.7%
Acquisition expense ratio	12.0%	21.2%	17.5%
General and administrative expense ratio	20.7%	13.1%	16.1%

Combined ratio	91.7%	101.1%	97.3%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended March 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	60.8%	59.0%	137.5%	66.8%	105.0%	63.7%
Acquisition expense ratio	10.0%	12.0%	22.4%	21.2%	17.1%	17.5%
General and administrative expense ratio	22.7%	20.7%	13.2%	13.1%	17.2%	16.1%

Combined ratio	93.5%	91.7%	173.1%	101.1%	139.3%	97.3%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended March 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	21.3%	12.1%	6.4%	9.5%	12.7%	10.6%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended March 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	82.1%	71.1%	143.9%	76.3%	117.7%	74.3%
Acquisition expense ratio	10.0%	12.0%	22.4%	21.2%	17.1%	17.5%
General and administrative expense ratio	22.7%	20.7%	13.2%	13.1%	17.2%	16.1%

Combined ratio	114.8%	103.8%	179.5%	110.6%	152.0%	107.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters ended March 31, 2011 and 2010:

	Quarter Ended		Quarter Ended
	March 31, 2011		March 31, 2010
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$508,705	$346,472	$350,199	$268,107
Professional lines	35,469	31,124	33,508	27,602
Casualty	38,882	25,759	34,228	21,038
Property	24,690	12,585	26,523	14,088
Healthcare liability	18,137	16,406	20,316	18,523
Workers’ compensation	(52)	(50)	(433)	(417)

Subtotal Insurance	$625,831	$432,296	$464,341	$348,941

Reinsurance
Catastrophe	$138,247	$131,123	$122,669	$122,759
Casualty	116,352	115,554	107,974	107,263
Property	70,087	70,087	64,522	64,522
Aerospace and Marine	20,838	20,839	18,066	18,031
Surety and other specialty	29,003	28,973	41,297	41,426

Subtotal Reinsurance	$374,527	$366,576	$354,528	$354,001

Total	$1,000,358	$798,872	$818,869	$702,942

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)
The following is a reconciliation of Endurance’s net (loss) income, net (loss) income per diluted common share, net (loss) income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating (loss) income per diluted common share, operating (loss) income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters ended March 31, 2011 and 2010:

	March 31,	March 31,
	2011	2010
Net (loss) income	$(87,417)	$55,789
Add (Less) after-tax items:
Net foreign exchange (gains) losses	(6,851)	5,873
Net realized gains on investments sales	(4,022)	(2,351)
Net impairment losses recognized in earnings	1,647	861

Operating (loss) income before preferred dividends	$(96,643)	$60,172
Preferred dividends	(3,875)	(3,875)

Operating (loss) income (attributable) available to common and participating common shareholders	$(100,518)	$56,297

Operating (loss) income allocated to common shareholders under the two-class method	$(100,793)	$55,283

Weighted average dilutive common	40,749,921	56,296,462

Operating (loss) income per diluted common share [b]	$(2.47)	$0.98

Average common equity [a]	$2,428,209	$2,604,185

Operating return on average common equity	(4.1)%	2.2%

Annualized operating return on average common equity	(16.6)%	8.6%

Net (loss) income	$(87,417)	$55,789
Preferred dividends	(3,875)	(3,875)

Net (loss) income (attributable) available to common and participating common shareholders	$(91,292)	$51,914

Net (loss) income allocated to common shareholders under the two-class method	$(91,567)	$50,978

Net (loss) income per diluted common share	$(2.25)	$0.91

Return on average common equity, Net (loss) income	(3.8)%	2.0%

Annualized return on average common equity, Net (loss) income	(15.0)%	8.0%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

[b]	Represents diluted losses per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating (loss) income and operating (loss) income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating (loss) income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating (loss) income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating (loss) income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net (loss) income and net (loss) income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating (loss) income and operating (loss) income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating (loss) income and operating (loss) income per dilutive common share should not be viewed as substitutes for GAAP net (loss) income and net (loss) income per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
# # #